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Exhibit 99.1

1550 Peachtree Street, N.W. Atlanta, Georgia 30309
NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:

Jeff Dodge Investor Relations (404) 885-8804 jeff.dodge@equifax.com	David Rubinger Media Relations (404) 885-8555 david.rubinger@equifax.com

Equifax Reports Record Revenue and Earnings

        Atlanta, July 22, 2004—Equifax Inc. (NYSE: EFX) today reported record earnings from continuing operations of $73 million for the second quarter of 2004, up 49 percent from the same period last year. Earnings per share totaled $0.55, a 53 percent increase from 2003's second quarter. Equifax also reported record revenue of $319 million in the second quarter of 2004.

        Equifax's second quarter earnings included a one-time gain from the sale of its investment in Intersections Inc., which generated an after-tax, net gain of $23 million. Excluding the gain from the sale of this investment of $0.17 per share, and asset impairment and related charges of $.03 per share, Equifax earned $0.41 per share for the second quarter.

        "I am very encouraged by the results for the quarter and opportunities for the remainder of the year," said Thomas F. Chapman, Equifax chairman and CEO. "Equifax generated record revenue and earnings growth and is well positioned for future growth in light of the momentum created by our InterConnect™ ASP platform, the continued growth of our Personal Solutions business and other initiatives."

Second quarter performance highlights compared to the second quarter of 2003...

  •
  North America Information Services reported revenue of $176 million, down 3 percent from the second quarter of last year, driven primarily by a 20 percent decline in mortgage-related volume;

  •
  Revenue for Marketing Services in North America was $59 million, a 12 percent decline;

  •
  Personal Solutions increased its revenue 40 percent to $24 million;

  •
  In Europe, revenue climbed to $38 million, up 18 percent;

  •
  In Latin America, revenue rose to $22 million, a 9 percent increase; and

  •
  Free cash flow was $71 million for the quarter, up from $63 million in 2003.

Teleconference and non-GAAP reconciliation information

        Equifax's quarterly teleconference to discuss results will be held today at 9 a.m. (EDT). The live audio Webcast of the speakers' presentations will be available at www.equifax.com. Please note that Microsoft Media Player is required to access the Webcast. This can be downloaded from www.microsoft.com/windows/mediaplayer. Equifax has presented in this press release and will discuss during the teleconference certain non-GAAP financial measures as defined by the U.S. Securities and Exchange Commission. As required by SEC rules a reconciliation of such measures to the most comparable GAAP measure is presented below in the Common Questions and Answers (Unaudited)

that are a part of this press release. This information can also be found under the heading "non-GAAP Financial Measures" in the Investor Center on the company's website at www.equifax.com.

About Equifax

        Equifax Inc. is a global leader in turning information into intelligence. For businesses, Equifax provides faster and easier ways to find, approve and market to the appropriate customers. For consumers, Equifax offers easier, instantaneous ways to buy products or services and better insight into and management of their personal credit. Equifax. Information that Empowers.

Safe Harbor

        Statements in this press release that relate to Equifax's future plans, objectives, expectations, performance, events and the like may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events, risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from those expressed or implied in these forward-looking statements. Those factors include, but are not limited to, changes in worldwide and U.S. economic conditions that materially impact consumer spending and consumer debt, changes in demand for Equifax's products and services, risks associated with the integration of acquisitions and other investments, changes in laws governing our business, including particularly the cost of compliance with the FACT Act and related regulations, the ability of Equifax to achieve its productivity improvement and cost reduction targets, pricing and other competitive pressures, and certain other factors discussed under the caption "Risk Factors" in the Management's Discussion and Analysis section of Equifax's annual report on Form 10-K for the year ended December 31, 2003, and in our other filings with the U.S. Securities and Exchange Commission. Equifax assumes no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

EQUIFAX INC.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	THREE MONTHS ENDED JUNE 30,
(In millions, except per share amounts)
	2004	2003
Operating revenue	$318.9	$317.0

Costs and expenses:
Costs of services	133.6	137.7
Selling, general and administrative expenses	71.0	69.9
Depreciation	3.5	4.3
Amortization	16.9	19.8
Asset impairment and related charges	7.6	—

Total costs and expenses	232.6	231.7

Operating income	86.3	85.3
Other income, net	39.7	5.4
Minority interests in earnings, net of tax	(0.7)	(1.1)
Interest expense	(8.2)	(10.8)

Income from continuing operations before income taxes	117.1	78.8
Provision for income taxes	(43.9)	(29.5)

Income from continuing operations	73.2	49.3

Discontinued operations:
Loss from discontinued operations, net of income tax benefit of $0.0 in 2004 and 2003	—	(7.4)

Net income	$73.2	$41.9

Per common share (basic):
Income from continuing operations	$0.56	$0.36
Discontinued operations	—	(0.05)

Net income	$0.56	$0.31

Shares used in computing basic earnings per share	131.9	134.9

Per common share (diluted):
Income from continuing operations	$0.55	$0.36
Discontinued operations	—	(0.05)

Net income	$0.55	$0.31

Shares used in computing diluted earnings per share	133.9	137.0

Dividends per common share	$0.030	$0.020

SEGMENT REVENUE & OPERATING INCOME

	THREE MONTHS ENDED JUNE 30,
	2004	2003
Equifax revenue:
North America
Information Services	$176.1	$181.0
Marketing Services	58.9	66.6
Personal Solutions	24.3	17.4

	259.3	265.0
Europe	37.8	32.0
Latin America	21.8	20.0

	$318.9	$317.0

Equifax operating income:
North America
Information Services	$74.5	$83.0
Marketing Services	17.8	4.9
Personal Solutions	5.4	1.8

	97.7	89.7
Europe	6.5	5.7
Latin America	4.1	5.1
Asset impairment and related charges	(7.6)	—
Corporate Expense	(14.4)	(15.2)

	$86.3	$85.3

EQUIFAX INC.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	SIX MONTHS ENDED JUNE 30,
(In millions, except per share amounts)
	2004	2003
Operating revenue	$632.5	$618.6

Costs and expenses:
Costs of services	266.8	264.7
Selling, general and administrative expenses	141.9	140.6
Depreciation	7.7	8.2
Amortization	34.4	39.1
Asset impairment and related charges	7.6	—

Total costs and expenses	458.4	452.6

Operating income	174.1	166.0
Other income, net	43.0	9.2
Minority interests in earnings, net of tax	(1.5)	(1.7)
Interest expense	(16.6)	(22.5)

Income from continuing operations before income taxes	199.0	151.0
Provision for income taxes	(74.6)	(56.6)

Income from continuing operations	124.4	94.4

Discontinued operations:
Loss from discontinued operations, net of income tax benefit of $0.0 in 2004 and 2003	(0.4)	(8.7)

Net income	$124.0	$85.7

Per common share (basic):
Income from continuing operations	$0.94	$0.69
Discontinued operations	(0.00)	(0.06)

Net income	$0.94	$0.63

Shares used in computing basic earnings per share	132.3	135.2

Per common share (diluted):
Income from continuing operations	$0.93	$0.69
Discontinued operations	(0.00)	(0.06)

Net income	$0.93	$0.63

Shares used in computing diluted earnings per share	134.4	137.0

Dividends per common share	$0.050	$0.040

SEGMENT REVENUE & OPERATING INCOME

	SIX MONTHS ENDED JUNE 30,
	2004	2003
Equifax revenue:
North America
Information Services	$349.9	$344.6
Marketing Services	115.2	143.5
Personal Solutions	49.3	32.2

	514.4	520.3
Europe	75.6	62.7
Latin America	42.5	35.6

	$632.5	$618.6

Equifax operating income:
North America
Information Services	$149.4	$155.5
Marketing Services	31.0	21.8
Personal Solutions	12.2	3.5

	192.6	180.8
Europe	11.3	8.5
Latin America	7.6	7.9
Asset impairment and related charges	(7.6)	—
Corporate Expense	(29.8)	(31.2)

	$174.1	$166.0

EQUIFAX INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	SIX MONTHS ENDED JUNE 30,
(In millions)
	2004	2003
Cash flows from operating activities:
Net income	$124.0	$85.7
Adjustments to reconcile net income to net cash provided by operating activities of continuing operations:
Gain on sale of investment in Intersections Inc.	(36.8)	—
Loss from discontinued operations	0.4	8.7
Depreciation and amortization	42.1	47.3
Asset impairment and related charges	7.6	—
Deferred income taxes	16.1	2.5
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(17.4)	(9.0)
Current liabilities, excluding debt	(4.9)	(12.0)
Other current assets	(3.0)	2.0
Other long-term liabilities, excluding debt	2.6	0.9
Other assets	(16.8)	(24.0)

Cash provided by operating activities	114.0	102.1

Investing activities:
Additions to property and equipment	(5.0)	(8.3)
Additions to other assets, net	(15.2)	(14.9)
Acquisitions, net of cash acquired	(14.6)	(40.6)
Proceeds from sale of investment in Intersections Inc.	59.4	—
Deferred payments on prior year acquisitions	(1.3)	(1.9)

Cash provided (used) by investing activities	23.3	(65.7)

Financing activities:
Net short-term payments	(91.5)	(14.5)
Additions to long-term debt	0.2	200.0
Payments on long-term debt	(0.6)	(201.1)
Treasury stock purchases	(65.0)	(29.8)
Dividends paid	(6.9)	(5.7)
Proceeds from exercise of stock options	15.5	12.3
Other	(2.8)	(0.1)

Cash used by financing activities	(151.1)	(38.9)

Effect of foreign currency exchange rates on cash	(1.4)	3.0
Cash provided (used) by discontinued operations	0.8	(0.2)

(Decrease) increase in cash and cash equivalents	(14.4)	0.3
Cash and cash equivalents, beginning of year	39.3	30.5

Cash and cash equivalents, end of year	$24.9	$30.8

EQUIFAX INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except par values)	June 30, 2004	December 31, 2003
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$24.9	$39.3
Trade accounts receivable, net of allowance for doubtful accounts of $10.6 in 2004 and $11.9 in 2003	192.8	175.4
Other receivables	13.1	13.3
Deferred income tax assets	16.0	15.5
Other current assets	41.0	42.4

Total current assets	287.7	285.9

Property and Equipment:
Land, buildings and improvements	29.9	31.6
Data processing equipment and furniture	121.1	121.7

	151.0	153.3
Less accumulated depreciation	108.7	106.3

	42.3	47.0

Goodwill	719.1	724.3
Purchased Data Files	237.9	247.9
Other Assets	240.1	248.2
Assets of Discontinued Operations	—	—

	$1,527.0	$1,553.3

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Short-term debt and current maturities	$67.8	$160.5
Accounts payable	13.0	13.4
Accrued salaries and bonuses	22.9	34.4
Other current liabilities	154.3	146.5

Total current liabilities	258.1	354.8
Long-Term Debt	658.1	663.0
Deferred Revenue	10.8	12.0
Deferred Income Tax Liabilities	63.3	44.3
Other Long-Term Liabilities	102.4	99.1
Liabilities of Discontinued Operations	9.1	8.6

Total liabilities	1,101.7	1,181.8

Commitments and Contingencies
Shareholders' Equity:
Preferred stock, $0.01 par value: Authorized—10.0; Issued—none	—	—
Common stock, $1.25 par value: Authorized shares—300.0 Issued shares—181.1 in 2004 and 180.4 in 2003 Outstanding shares—131.2 in 2004 and 132.7 in 2003	225.6	225.5
Paid-in capital	438.5	432.5
Retained earnings	1,196.2	1,079.0
Accumulated other comprehensive loss	(309.1)	(296.1)
Treasury stock, at cost, 39.5 shares in 2004 and 38.1 shares in 2003	(1,060.5)	(995.5)
Stock held by employee benefits trusts, at cost, 5.0 shares in 2004 and 5.4 shares in 2003	(65.4)	(73.9)

Total shareholders' equity	425.3	371.5

	$1,527.0	$1,553.3

Common Questions & Answers (Unaudited)—June 30, 2004

(Dollars in millions, except per share amounts)

1.     Can you provide a further breakdown of revenue in the Equifax North America segment?

        Equifax North America revenue consists of the following components:

	2004		2003
Equifax North America Revenue:
	Q2	Q1	Q2	Q1
U.S. Consumer and Commercial Services	$132.0	$132.0	$136.7	$126.4
Mortgage Services	19.5	18.4	21.4	16.7
Canadian Operations	24.6	23.4	22.9	20.5

Total North America Information Services	176.1	173.8	181.0	163.6

Credit Marketing Services	34.5	32.1	39.7	38.5
Direct Marketing Services	24.4	24.2	26.9	38.4

Total Marketing Services	58.9	56.3	66.6	76.9

Personal Solutions	24.3	25.0	17.4	14.8

	$259.3	$255.1	$265.0	$255.3

2.     Can you provide a breakout of costs of services and SG&A as a percent of sales?

        Operating expenses as a percent of revenue are as follows for continuing operations:

	Q2
Operating Expenses:
	2004	2003
Costs of services	42%	43%
Selling, general and administrative	22%	22%
Depreciation and amortization	6%	8%
Asset impairment and related charges	2%	0%

	72%	73%

3.     Can you give depreciation and amortization by segment?

        Depreciation and amortization is as follows:

	2004		2003
Depreciation & Amortization:
	Q2	Q1	Q2	Q1
Equifax North America	$13.8	$14.3	$16.6	$16.2
Equifax Europe	2.7	3.2	2.9	2.6
Equifax Latin America	1.3	1.8	1.3	1.3
General Corporate	2.7	2.4	3.3	3.1

	$20.4	$21.7	$24.1	$23.2

4.     What was the currency impact on the foreign operations?

        The favorable US dollar impact on revenue and operating income is as follows:

	2004 Revenue		2004 Operating Income
	Q2%		Q2%
Canada	$0.7	3%	$0.3	3%
Europe	3.5	11%	0.4	7%
Latin America	0.3	1%	0.2	4%

	$4.5	1%	$0.9	1%

5.     What was your cash flow from operations for the second quarter 2004 and 2003?

        Cash provided by operating activities was $82.4 million and $73.7 million for the second quarter of 2004 and 2003, respectively.

6.     What was the level of debt?

        Total debt was comprised of the following:

	June 30	Dec 31
	2004	2003
Senior Notes and Debentures—Long-term	$648.3	$648.0
Senior Notes and Debentures—Current	—	—
Revolving Credit Facility	60.3	139.0
Other Long-term Obligations	9.8	14.9
Other Short-term Debt & Current Maturities	7.5	21.6

	$725.9	$823.5

7.     What was the level of capital spending in the second quarter of 2004 and 2003?

        Capital expenditures, excluding property and equipment and other assets purchased in acquisitions, were as follows:

	2004	2003
	Q2	Q2
Capital Expenditures	$11.7	$10.4

8.     What is the current authorization amount for stock buyback?

        As of June 30, 2004, approximately $62.3 million remained authorized for future share repurchases. We invested $35.0 million in open market stock purchases during the second quarter of 2004.

9.     Why is other income $39.7 million for Q2 2004 compared to $5.4 million for the same quarter last year?

        On May 5, 2004, Equifax, through its wholly owned subsidiary CD Holdings, Inc., completed the sale of 3,755,792 shares of common stock it owned in Intersections Inc., a provider of identity theft protection and credit management services, in an underwritten public offering for net proceeds of

$59.4 million. Immediately prior to the public offering, CD Holdings converted a $20.0 million senior secured convertible note issued to it by Intersections in November 2001 into 3,755,792 shares of Intersections common stock, or approximately 26.9% of Intersections' outstanding stock before its public offering.

        The book value of our investment in Intersections was $22.3 million, including accrued interest of $2.3 million. In the second quarter of 2004, we recorded, net of income taxes of $13.8 million, a net gain of $23.0 million.

10.   What assets are included in your asset impairment and related charges for the second quarter 2004? In which segments?

	Purchased Data	Other	Totals
Marketing Services	$1.4	0.9	$2.3
Europe	5.0	0.3	5.3

	$6.4	1.2	$7.6

Non-GAAP Financial Measures (Unaudited)

A.    Revenue excluding Mortgage-related and eMarketing revenue

        RECONCILIATION OF REVENUE TO REVENUE EXCLUDING MORTGAGE-RELATED AND eMARKETING REVENUE

  Quarter

(In millions)	Q2 2004	Q2 2003	Increase
Revenue	$318.9	$317.0	1%

Mortgage-related and eMarketing revenue	56.3	70.5

Revenue—excluding Mortgage-related and eMarketing revenue	$262.6	$246.5	7%

  YTD

(In millions)	2004	2003	Increase
Revenue	$632.5	$618.6	2%

Mortgage-related and eMarketing revenue	113.5	143.3

Revenue—excluding Mortgage-related and eMarketing revenue	$519.0	$475.3	9%

B.    Free Cash Flow

  Quarter

        RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003, TO FREE CASH FLOW FOR THE THREE MONTHS ENDED JUNE 30, 2004 AND 2003

(In millions)	2004	2003	Increase
Cash provided by operating activities for the six months ended June 30, 2004 and 2003	$114.0	$102.1	12%
Adjustments to reconcile cash provided by operating activities for the six months ended June 30, 2004 and 2003, to free cash flow for the six months ended March 31, 2004 and 2003:
Cash provided by operating activities for the three months ended March 31, 2004 and 2003	(31.6)	(28.4)
Additions to property and equipment for the three months ended June 30, 2004 and 2003	(1.7)	(4.5)
Additions to other assets, net, for the three months ended June 30, 2004 and 2003	(10.0)	(5.9)

Free cash flow for the three months ended June 30, 2004 and 2003	$70.7	$63.3	12%

  YTD

        RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003, TO FREE CASH FLOW FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003

(In millions)	2004	2003	Increase
Cash provided by operating activities for the six months ended June 30, 2004 and 2003	$114.0	$102.1	12%
Adjustments to reconcile cash provided by operating activities for the six months ended June 30, 2004 and 2003, to free cash flow for the six months ended June 30, 2004 and 2003:
Additions to property and equipment for the six months ended June 30, 2004 and 2003	(5.0)	(8.3)
Additions to other assets, net, for the six months ended June 30, 2004 and 2003	(15.2)	(14.9)

Free cash flow for the six months ended June 30, 2004 and 2003	$93.8	$78.9	19%

C.    Income from continuing operations excluding the effect of the sale of investment, asset impairment and related charges

        RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS TO INCOME FROM CONTINUING OPERATIONS EXCLUDING THE EFFECT OF THE SALE OF INVESTMENT, ASSET IMPAIRMENT AND RELATED CHARGES

	Q2 2004
(In millions)
	Pre-tax	After-tax	EPS
Income from continuing operations	$117.139	$73.212	$0.547
Sale of investment in Intersections Inc.	(36.750)	(22.969)	(0.171)
Asset impairment and related charges	7.641	4.776	0.036

Income from continuing operations — excluding sale of investment, asset impairment and related charges	$88.030	$55.019	$0.411

Notes to our Non-GAAP Financial Measures

        Revenue excluding Mortgage-related and eMarketing revenue is a Non-GAAP financial measure and is intended to supplement investors' understanding of our core business activities, unaffected by the fluctuations of the mortgage industry and the performance of our eMarketing business. Revenue excluding Mortgage-related and eMarketing revenue is useful to management and investors for comparative purposes.

        We calculate free cash flow by subtracting capital-related expenditures from cash provided by operations. Free cash flow is useful to management and the Company's investors in measuring the cash generated by the Company that is available to be used for business and strategic initiatives. Free cash flow is not a measurement of liquidity under GAAP and should not be considered as an alternative to cash flows from operating activities as a measure of liquidity. In addition, our calculation of free cash flow may be different from the calculation used by other companies and therefore, comparability may be limited.

        Equifax believes that income from continuing operations excluding the effect of the sale of investment in Intersections Inc., asset impairment and related charges is a measure that should be presented in addition to income from continuing operations determined in accordance with generally accepted accounting principles (GAAP) and is useful to investors. The following matters should be considered when evaluating this non-GAAP financial measure:

  •
  Equifax reviews the operating results of its businesses excluding the impact of the sale of investment, asset impairment and related charges because it provides an additional basis of comparison. We believe that these items are unusual in nature, and would not be indicative of ongoing operating results. As a result, management believes such charges should be excluded in order to compare past, current, and future periods.

  •
  Asset impairments principally represent adjustments to the carrying value of certain assets and do not typically require a cash payment.

  •
  Asset impairment and related charges are typically material and are considered to be outside the normal operations of a business. Corporate management is responsible for making decisions about asset impairment and related charges.

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Equifax Reports Record Revenue and Earnings